EXHIBIT 10.14

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”), dated as of July 26, 2021, by and between 32 Entertainment LLC, a New York limited liability company (“32 Entertainment”), and Iconic Brands, Inc., a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, 32 Entertainment is the owner of One Hundred Fifty (150) uncertificated shares of the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (the “Securities”);

WHEREAS, the Securities are convertible into Two Hundred Forty Thousand (240,000) shares of the Company’s common stock, par value $0.001 per share; and

WHEREAS, 32 Entertainment desires to sell all of the Securities owned by it to the Company and the Company desires to redeem all of the Securities owned by 32 Entertainment upon the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. REDEMPTION OF SECURITIES.

1.1 Redemption of the Securities. Subject to the terms and conditions of this Agreement, effective as of the Closing Date (as defined below), the Company hereby agrees to redeem, purchase, acquire and accept from 32 Entertainment, and 32 Entertainment hereby agrees to sell and deliver to the Company, all of the Securities, constituting all of the capital, equity and/or ownership interests of the Company owned by 32 Entertainment, free and clear of all liens, claims or other encumbrances of any kind. At the Closing (as defined below), 32 Entertainment shall deliver to the Company a stock power in the form attached hereto as Exhibit A, duly endorsed in blank, representing the Securities. Following the Closing, the Company shall cause the books and records of the Company to show that the Securities have been sold by 32 Entertainment and redeemed by the Company.

1.2 Purchase Price. In consideration of the Securities, the Company shall pay 32 Entertainment an aggregate purchase price of One Hundred Fifty Thousand Dollars ($150,000) (the “Purchase Price”) by wire transfer of immediately available funds to an account designated in writing by 32 Entertainment.

1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely on the date hereof (the “Closing Date”), or at such other place and time (or method such as via fax or pdf) as the parties may agree in writing.

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SECTION 2. REPRESENTATIONS AND WARRANTIES OF 32 ENTERTAINMENT.

2.1 32 Entertainment represents and warrants to the Company as follows:

(a) 32 Entertainment is the owner of all of the Securities being sold hereunder.

(b) The Securities constitute and represent all of the issued and outstanding capital, equity and/or ownership interests of the Company owned by 32 Entertainment, and are free and clear of and from any and all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, restrictions on transfer, security agreements and other agreements, arrangements, contracts, commitments, understandings or obligations.

(c) 32 Entertainment has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. This Agreement has been duly executed by 32 Entertainment and constitutes the legal, valid and binding obligation of 32 Entertainment enforceable against 32 Entertainment in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws nor or hereafter in effect relating to creditors’ rights generally or to general principles or equity.

(d) The execution, delivery and performance of this Agreement by 32 Entertainment does not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, suspension, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any encumbrance of any kind under (i) any provision of any bond, mortgage, indenture, agreement, deed of trust, license, lease, contract, commitment, shareholders agreement, voting trust, loan or other agreement to which 32 Entertainment is a party or by which 32 Entertainment or any of its properties or assets may be bound, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to 32 Entertainment.

(e) There is no action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving the Securities owned by 32 Entertainment, its ownership or authority with respect to such Securities, or the transactions contemplated by this Agreement.

(f) No representations or warranties have been made to 32 Entertainment by the Company or any agent, employee or affiliate thereof regarding the Company and in making its decision to sell the Securities hereunder in consideration of its purchase and receipt of the Purchase Price, 32 Entertainment is relying solely on its own independent analysis.

(g) With respect to the tax considerations of the transactions arising out of this Agreement, 32 Entertainment is relying on its own tax adviser as to the specific tax consequences to it of such transactions.

(h) 32 Entertainment has had the opportunity to meet with representatives of the Company and to have them answer any questions and provide information regarding the finances, operations, business and prospects of the Company deemed relevant by 32 Entertainment and its representatives, and all such questions have been answered and requested information provided to 32 Entertainment and its representatives’ full satisfaction.

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SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

3.1 The Company represents and warrants to 32 Entertainment as follows:

(a) The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. This Agreement has been duly executed by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws nor or hereafter in effect relating to creditors’ rights generally or to general principles or equity.

(b) The execution, delivery and performance of this Agreement by the Company does not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, suspension, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any encumbrance of any kind under (i) any provision of any bond, mortgage, indenture, agreement, deed of trust, license, lease, contract, commitment, shareholders agreement, voting trust, loan or other agreement to which the Company is a party or by which any of its properties or assets may be bound, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company.

SECTION 4. INDEMNIFICATION.

4.1 32 Entertainment Indemnity. 32 Entertainment agrees to save, defend, indemnify and hold harmless the Company and its officers, directors and agents, from and against any and all losses, liabilities, damages, claims, costs and expenses, including reasonable attorneys’ fees, suffered or incurred by it or them, directly or indirectly, arising from, related to or as a result of (a) any breach or default by 32 Entertainment of any provisions of this Agreement and (b) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of 32 Entertainment contained in or made in connection with this Agreement.

4.2 Company Indemnity. The Company agrees to save, defend, indemnify and hold harmless 32 Entertainment, from and against any and all losses, liabilities, damages, claims, costs and expenses, including reasonable attorneys’ fees, suffered or incurred by it, directly or indirectly, arising from, related to or as a result of (a) any breach or default by the Company of any provisions of this Agreement and (b) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of the Company contained in or made in connection with this Agreement.

SECTION 5. MISCELLANEOUS.

5.1 Notices. Any notice required by this Agreement shall be in writing, and shall be deemed to be duly given, delivered by overnight courier or mailed certified mail, return receipt requested, with a copy sent by first class mail, to the addresses set forth below or to such other address as either party shall designate in writing from time to time or to the email addresses set forth herein, as the case may be. The addresses set forth below for the respective parties shall be the places where notices shall be sent, unless written notice of a change of address is given.

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If to 32 Entertainment:

32 Entertainment LLC

9 Westerleigh Road,

Purchase, NY 10577

Email: rwolf@32advisors.com

If to the Company:

Iconic Brands, Inc.

44 Seabro Avenue

Amityville, New York 11701

Attn: Mr. Richard DeCicco

Email: Richard.decicco@gmail.com

With a copy to (which will not constitute notice) to:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, NY 10036

Attention: Eric M. Hellige and Nicholas J. Williams

Email: ehellige@pryorcashman.com

            nwilliams@pryorcashman.com

5.2 Captions. The captions and section headings herein are for convenience only, and in no way define, limit or describe the scope or intent thereof, or in any way affect the construction of this Agreement.

5.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may not be amended or modified except in writing signed by all the parties hereto.

5.4 Governing Law. This Agreement shall be made in, governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. The parties consent to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, for all purposes in connection with any proceedings. The parties consent that any process or notice of motion or other application to either of said courts, in any paper in connection with the proceedings may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court, provided a reasonable time for appearance is allowed.

5.5 Waiver; Beneficiary. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default.

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5.6 Non-Exclusive Remedies. No remedy conferred by any provision hereof shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every remedy given hereunder or now or hereafter existing at law or in equity. The election of any one or more remedies by any party shall not constitute a waiver of the right to obtain other available remedies.

5.7 Modification. This Agreement contains the entire agreement of the parties and supersedes any prior or contemporaneous negotiations, understanding or agreements between the parties, written or oral, with respect to the transaction contemplated by this Agreement. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

5.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but may not be assigned by any party without the express written consent of all other parties, which consent shall not be unreasonably withheld or delayed.

5.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

5.10 Expenses. Each party hereto shall bear its own costs and expenses (including its legal and accounting fees and expenses) incurred in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

5.11 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to fulfill its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused the execution of this Agreement as of the date and year first above written.

ICONIC BRANDS, INC.

By:	/s/ Richard DeCicco
Richard DeCicco
Chief Executive Officer

32 ENTERTAINMENT LLC

By:	/s/ Robert Wolf
Name:	Robert Wolf
Title:	Founder, 32 Entertainment LLC

[Signature Page to Redemption Agreement]

EXHIBIT A

Assignment and Stock Power

[See attached.]